UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2007

COMBINATORX, INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51171	04-3514457
(Commission File No.)	(IRS Employer Identification No.)

245 First Street

Sixteenth Floor
Cambridge, MA 02142
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (617) 301-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Compensatory Arrangements of Certain Officers.

(e) Effective December 1, 2007, the Compensation Committee of the Board of Directors of CombinatoRx, Incorporated (the "Company") approved the CombinatoRx Nonqualified Deferred Compensation Plan (the "Plan"), a non-qualified tax-deferred compensation plan in which certain senior managers and officers of the Company may participate, including the President and Chief Executive Officer and the other executive officers for whom compensation information was provided in the proxy statement related to the Company's 2007 annual meeting of shareholders. The Plan provides a tax-favorable vehicle for deferring cash compensation, including base salary and bonus awards. Under the Plan, each year a participant may defer up to 25% of his or her base salary and up to 100% of his or her annual cash bonus pay. The participant will at all times be vested in the portion of his or her account attributable to the compensation the participant has elected to defer under the Plan. The Company will establish on its books a special account for each participant, however, the Company's obligation to pay the balance credited to such account will at all times be an unfunded and unsecured obligation of the Company and rank on parity with other unsecured and unsubordinated indebtedness of the Company from time to time outstanding.

The Company may also credit to the account of each eligible participant who makes deferrals a matching contribution in an amount equal to 100% of the deferrals contributed by the participant for such plan year, up to a maximum amount equal to: (i) four percent (4%) of each such participant's cash compensation for such year, less (ii) the amount of matching contributions made to the Company's qualified 401(k) plan for such year on behalf of such participant. In order to be eligible for a matching contribution for a given year, a participant must be employed by the Company on the date the matching contribution is credited to the Plan, which is currently planned to be the January following a participant's election, and have deferred the maximum amount permitted under the Company's tax-qualified Section 401(k) plan for such year. A participant will become 100% vested in any employer contributions credited to his or her account upon the participant's death, disability or a change in control (as defined in the Plan). Deferred balances are credited to each participant's account under the Plan and will be credited, at periodic intervals, with earnings that track the actual rate of return for such period realized by the investment fund or funds or index or indices selected by such participant from the range of investment vehicles offered under the Plan. Deferred amounts are paid, at the participant's option, either in a lump sum or in annual installments over a period of up to ten years upon separation from service or up to five years for scheduled in-service withdrawals.

      The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits
Exhibit No.	Description
10.1	Nonqualified Deferred Compensation Plan, effective December 1, 2007 (previously filed as Exhibit 4.1 to the Registration Statement on Form S-8 No. 333-147745, and incorporated herein by reference).

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBINATORX, INCORPORATED
	By:	/s/ Robert Forrester
Name: Robert Forrester
Title: Executive Vice President and
Chief Financial Officer
Dated: December 3, 2007

Index to Exhibits
Exhibit No.	Description
10.1	Nonqualified Deferred Compensation Plan, effective December 1, 2007 (previously filed as Exhibit 4.1 to the Registration Statement on Form S-8 No. 333-147745, and incorporated herein by reference).